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                                                                      EXHIBIT 11


                              LITHIA MOTORS, INC.
                     CALCULATIONS OF NET INCOME PER SHARE

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                            Three Months Ended September 30,                Nine Months Ended September 30,
                            ----------------------------------------------  ----------------------------------------------
                            1997                    1996                    1997                    1996
                            ----------------------  ----------------------  ----------------------  ----------------------
                            Primary     Fully       Primary     Fully       Primary     Fully       Primary     Fully
                                        Diluted                 Diluted                 Diluted                 Diluted
Weighted Average Shares
Outstanding for the Period
  Class A                    2,895,550   2,895,550     390,000     390,000   2,863,090   2,863,090     390,000     390,000
  Class B                    4,110,000   4,110,000   4,110,000   4,110,000   4,110,000   4,110,000   4,110,000   4,110,000


Dilutive Common Stock
Options Using the Treasury
Stock Method                   306,208     324,414       -           -         307,785     327,077       -           -

Shares Added Pursuant
to SAB 83                        -           -         383,016     383,016       -           -         383,016     383,016
                            ----------------------  ----------------------  ----------------------  ----------------------
Total Shares Used for Per
Share Calculations           7,311,758   7,329,964   4,883,016   4,883,016   7,280,875   7,300,167   4,883,016   4,883,016

Net Income                  $1,579,000  $1,579,000  $  894,000  $  894,000  $4,090,000  $4,090,000  $2,718,000  $2,718,000
                            ----------------------  ----------------------  ----------------------  ----------------------
Net Income Per Share             $0.22       $0.22       $0.18       $0.18       $0.56       $0.56       $0.56       $0.56
                            ----------------------  ----------------------  ----------------------  ----------------------
                            ----------------------  ----------------------  ----------------------  ----------------------

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